MASTER AGREEMENT

This MASTER AGREEMENT ("Agreement") is dated as of July 7, 2010 by and between American Scientific Resources, Inc d.b.a. Kidz-Med, a Nevada Corporation ("Debtor") and Hartsko Financial Funding, LLC, an Illinois Limited Liability Company, ("Secured Party").

RECITALS

A. Debtor may, from time to time, desire to obtain financing hereunder from Secured Party to enable Debtor to acquire goods from Suppliers for resale to Buyers which have provided to Debtor purchase orders or other confirmation.

B. In connection therewith, Debtor may request that Secured Party either (1) cause Issuer to issue Letters of Credit to Suppliers, or (2) tender payments directly to Suppliers for goods, in accordance with the terms and conditions herein.

C. Debtor understands that Secured Party may provide said financing in its sole discretion, but in no event will Secured Party provide financing without a Confirmed Purchase Order.

D. Debtor and Secured Party wish to set forth their agreement regarding the terms upon which Secured Party may agree to provide said financing.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, Debtor and Secured Party hereby agree as follows:

AGREEMENT

1. DEFINITIONS

All terms used herein that are defined in the Uniform Commercial Code shall have the meanings ascribed thereto therein. As used herein, the following terms shall have the following meanings

1.1 "**Acceptable Forum**" – See Section 11.7.

1.2 "**Buyer**"- A customer of Debtor who has agreed to purchase the Pre-Ordered Goods which are the subject of a Financed Transaction.

1.3 "**Chosen State**" –Illinois.

1.4 "**Collateral**" – All assets of the Debtor, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all

accounts, chattel paper (including tangible and electronic chattel paper), deposit accounts, documents, equipment, general intangibles (including payment intangibles and software), instruments, inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

1.5 "**Commencement Date**" – The Issuance Date or the Secured Party Payment Date, as the case may be.

1.6 "**Confirmed Purchase Orders**" – Purchase orders issued by a Buyer to Debtor, which have not expired or been cancelled, covering the purchase of goods by a Buyer.

1.7 "**Debtor's Account**" –Account between Debtor and Secured Party.

1.8 "**Debtor's Senior Lender**" – A Lender that will execute a Take-Out Agreement in favor of Secured party on account of Debtor.

1.9 "**Debtor**" – See Preamble.

1.10 "**Default Rate**" – 4 % per month, or portion thereof.

1.11 "**Delivery Instructions"** – Arrangements to be used in shipping and storing any Pre-Ordered Goods (including, but not limited to, the terms and conditions of any and all warehouse and other agreements relating to the Warehouse).

1.12 "**Due Date**" - With respect to each Financed Transaction, the earliest of ten (10) days after the receipt of Pre-Ordered Goods by Buyer, or 90 days from the date of issuance of such Letter of Credit or Secured Party Payment.

1.13 "**Financed Transaction**" – A transaction between Debtor and Secured party whereby Secured Party extends financing to Debtor in accordance with the terms and conditions of this Agreement.

1.14 "**Financing Documents**" – This Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.15 "**Financing Request Package**" – The following documents relating to a Financed Transaction:

1.15.1 Confirmed Purchase Order;

1.15.2 Name and address of Supplier(s);

1.15.3 Description of Pre-Ordered Goods;

1.15.4 Name and address of Debtor's Senior Lender;

1.15.5 Secured Party may also request the following:

1.15.5.1 An itemization of all costs related to such Financed Transaction, including but not limited to the cost and sale price of the Pre-Ordered Goods, shipping and insurance costs, and customs duties;

1.15.5.2 A description of the freight forwarder, shipping company, customs broker, Warehouse and any Delivery Instructions; and

1.15.5.3 A fully executed Warehouse Agreement and customs broker agreement.

1.16 "**Guarantor(s)**" – All entities now or hereafter guaranteeing the Obligations.

1.17 "**Guaranty**" – A continuing guaranty in form and substance acceptable to Secured Party by which a Guarantor guarantees the Obligations.

1.18 "**Initial Purchase Order Fee**" – Calculated as follows:

1.18.1 For a Letter of Credit, calculated by multiplying the Initial Purchase Order Fee Rate by the face amount of the Letter of Credit.

1.18.2 For a Secured Party Payment, calculated by multiplying the Initial Purchase Order Fee Rate by the Secured Party Payment.

1.19 **"Initial Purchase Order Fee Rate** " – 3.25%

1.20 "**Issuer**" – The issuer of a Letter of Credit, as selected by Secured Party.

1.21 **"Issuance Date"** - The date of issuance of a Letter of Credit.

1.22 "**L/C Advances**" – All amounts paid by Secured Party on account of Letters of Credit.

1.23 "**Letter of Credit**" – A letter of credit issued by Issuer in favor of Suppliers:

1.23.1 To acquire Pre-Ordered Goods:

1.23.2 In a form acceptable to Secured Party;

1.23.3 If Secured Party and/or Issuer so requires, requiring, as a condition of draw by the Beneficiary (Supplier), that the Beneficiary present an inspection certificate by an independent inspection service acceptable to Secured Party and/or Issuer that the subject goods conform to an Confirmed Purchase Order;

1.23.4 If Secured Party and/or Issuer so requires, requiring that the shipment of the Pre-Ordered Goods be evidenced by a negotiable bill of lading, consigned to Issuer.

1.24 "**Letter of Credit Fees**" – Such commissions, issuance fees, transfer fees, amendment fees and other reasonable fees and charges in connection with the issuance or administration of each Letter of Credit as are generally imposed by Secured Party and Issuer.

1.25 "**Obligations**" – All present and future obligations owing by Debtor to Secured Party whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Debtor is a debtor.

1.26 "**Obligors**" – Debtor and all Guarantors.

1.27 "**Pre-Ordered Goods**" – Goods which are the subject of Confirmed Purchase Orders.

1.28 "**Secondary Purchase Order Fee**" - Calculated by multiplying the Secondary Purchase Order Fee Rate by the outstanding balance of a Letter of Credit or Secured Party Payment.

1.29 "**Secondary Purchase Order Fee Rate**" – 1.10%.

1.30 "**Secured Party**" – See Preamble.

1.31 "**Secured Party Payment**" – All amounts paid by Secured Party directly to Supplier, at Debtor's request, for Pre-Ordered Goods.

1.32 "**Secured Party Payment Date**" – The date that Secured Party tenders the Secured Party Payment.

1.33 "**Supplier**" – A supplier who has agreed to sell the Pre-Ordered Goods which are the subject of a Financed Transaction.

1.34 "**Take-Out Agreement**" – An Agreement between Debtor's Senior Lender, Debtor, and Secured Party, in a form acceptable to Secured Party, whereby Debtor's

Senior Lender agrees to pay to Secured Party, for the account of Debtor, an amount equal to the Transaction Expenses.

1.35 "**Transaction Expenses**" – All funds paid by Secured Party for each Financed Transaction, including the L/C Advance or Secured Party Payment, all shipping and insurance costs, customs duties, and Letter of Credit Fees, if applicable.

1.36 "**Warehouse Agreement**" – An agreement among the Warehouse, the Debtor and Secured Party, in form acceptable to Secured Party, acknowledging Secured Party's interest in the Pre-Ordered Goods and agreeing among other things that such Pre-Ordered Goods shall not be released without Secured Party's prior written consent.

1.37 "**Warehouse**" – A segregated warehouse space in which Debtor agrees to maintain the Pre-Ordered Goods, in Secured Party's name and at a location specified by Secured Party.

2. <u>CREDIT FACILITIES.</u>

2.1 **Secured Party Payment.** Secured Party may, from time to time, in its sole discretion and at Debtor's request, tender a Secured Party Payment directly to a Supplier in an amount or amounts determined by Secured Party.

2.2 **Letters Of Credit**. Secured Party may, from time to time, in its sole discretion and at Debtor's request, cause the issuance by Issuer of Letters of Credit in an amount or amounts determined by Secured Party.

2.3 **Terms of Credit Facilities.**

2.3.1 **Debtor's Request.** Each request by Debtor for a Secured Party Payment or Issuance of Letter of Credit shall be accompanied by the Financing Request Package on which such request is based, an executed Take-Out Agreement, and any Guaranties required by this Agreement, as set forth below.

2.3.2 **Requirements.** Debtor understands that Secured Party will not tender the Secured Party Payment or cause the issuance by Issuer of Letters of Credit unless and until:

2.3.2.1 Debtor delivers an executed Take-Out Agreement to Secured Party, if so requested by Secured Party.

2.3.2.2 Debtor causes all individuals or entities that, as of the date of this Agreement, own an interest in Debtor that is equal to or exceeds five percent (5%), to execute a Guaranty, if so requested by Secured Party.

2.3.3 Secured Party shall have no duty to inquire into the propriety of any request by an Issuer for payment by Secured Party, and any payments by Secured Party,

including Secured Party Payments, shall conclusively establish Debtor's reimbursement obligations hereunder.

2.3.4 Debtor unconditionally indemnifies Secured Party and holds Secured Party harmless from any and all loss, claim or liability incurred by Secured Party arising from any transactions or occurrences relating to any Secured Party Payment or Letter of Credit, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuer. This indemnity shall survive termination of this Agreement. Debtor agrees that any charges incurred by Secured Party with respect to Issuer shall be conclusive on Secured Party and may be charged to the Debtor's Account.

2.3.5 Secured Party shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (e) any deviation from instructions; (f) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (g) any breach of contract between the shipper or vendors and Debtor.

2.3.6 Debtor agrees that any action taken by Secured Party, if taken in good faith, or any action taken by any Issuer, under or in connection with any Secured Party Payments or Letters of Credit, the drafts or acceptances, or the Collateral, shall be binding on Debtor and shall not result in any liability whatsoever of Secured Party to Debtor. In furtherance thereof, Secured Party shall have the full right and authority to: (a) clear and resolve any questions of non compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Secured Party's sole name.

2.3.7 The Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Secured Party, all without any notice to or any consent from Debtor. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or Debtor's instructions with respect thereto, Secured

Party may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without Secured Party's express consent and endorsement in writing, Debtor agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by Secured Party, not to (i) clear and resolve any questions of non compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

2.3.8 Debtor agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Pre-Ordered Goods will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Pre-Ordered Goods, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that Secured Party may at any time request will be promptly furnished. In connection herewith, Debtor warrants and represents that all shipments made pursuant to a Secured Party Payment or under any Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Debtor assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, Secured Party, or other political subdivision, where the Pre-Ordered Goods are or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely Debtor's risk, liability and responsibility.

2.3.9 Upon any payments made to the Issuer under the Letter of Credit, Secured Party shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Debtor to the Issuer in any standing agreement relating to Letters of Credit or otherwise, which shall be deemed to have been granted to Secured Party and apply in all respects to Secured Party and shall be in addition to any rights, remedies, duties or obligations contained herein.

3. REIMBURSEMENT AND FEES.

3.1 **Transaction Expenses**. In consideration for Secured Party's tender of a Secured Party Payment or causing the issuance of Letters of Credit, Debtor shall reimburse Secured Party for the amount of all Transaction Expenses on or before the respective Due Date, which is the earliest of (i) ten (10) days after the receipt of Pre-Ordered Goods by Buyer, or (ii) 90 days from the Commencement Date.

3.2 **Purchase Order Fees.** In consideration Secured Party's tender of a Secured Party Payment or causing the issuance of Letters of Credit, Debtor shall pay to Secured Party the following fees:

3.2.1 The Initial Purchase Order Fee; and

3.2.2 If the Letter of Credit or Secured Party Payment remains outstanding for more than 30 days after the Commencement Date, the Secondary Purchase Order Fee, which shall accrue every 10 days (or portion thereof), in arrears, ending on the date all Transaction Expenses are paid in full.

4. **GRANT OF SECURITY INTEREST.**

4.1 To secure the payment and performance in full of all of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in the Collateral.

5. **CONDITIONS PRECEDENT**. Secured Party shall not tender the Secured Party Payment or cause the issuance of any Letter of Credit unless and until:

5.1 Secured Party holds a perfected security interest in the Collateral and a first priority lien on the Pre-Ordered Goods.

5.2 Secured Party has received Guaranties, in a form acceptable to it in its sole discretion, signed by all Guarantors.

5.3 Secured Party has received from Debtor all letter of credit applications and any other documents required by Issuer or Secured Party, duly completed and signed.

5.4 Secured Party has received proof of adequate insurance, with an appropriate loss payee endorsement.

5.5 Debtor shall be in compliance with all material laws and regulations applicable to it and its business.

5.6 There shall not have occurred any material adverse change in the financial condition of Debtor.

6. **COVENANTS**. Debtor covenants that:

6.1 Debtor shall immediately advise Secured Party if and when a Confirmed Purchase Order or a purchase order or confirmation from a Buyer has been cancelled or attempted to have been cancelled.

6.2 Debtor shall permit Secured Party or any representatives thereof, during usual business hours, without notice to Debtor, to periodically:

6.2.1 Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Debtor's books and records; and

6.2.2 Inspect, audit, make copies of, and make extracts from Debtor's records as Secured Party may request.

6.3 Without expense to Secured Party, Secured Party may use any of Debtor's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Secured Party, in its sole discretion, deems appropriate.

6.4 Debtor shall pay all reasonable out-of-pocket expenses of Secured Party (including, but not limited to, fees and disbursements of Secured Party's counsel) incident to (whether by judicial proceedings or otherwise, and whether any resulting dispute resolution procedure involving tort, contract or other claims):

6.4.1 The preparation, negotiation, execution, administration and enforcement of the Financing Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between Debtor and Secured Party, whether or not executed;

6.4.2 Any expenses incurred by Secured Party (whether or not for the benefit of Debtor) under this Agreement, including, without limitation, all expenses for postage relating to the mailing of statements, invoices, and verifications, and all expenses relating to any audits of all or any portion of the Collateral;

6.4.3 The protection of Secured Party's rights under the Financing Documents;

6.4.4 Defending against any and all claims against Secured Party relating to any of its acts of commission or omission directly or indirectly relating to the Financing Documents;

6.4.5 Or in any way arising out of a bankruptcy proceeding commenced by or against Debtor, including but not limited to expenses incurred in enforcing or defending Secured Party's claims against Debtor or the Collateral, defending any avoidance actions, and expenses related to the administration of said proceeding.

6.5 Debtor shall indemnify and save Secured Party harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Financing Documents or any action of Secured Party with respect to the Collateral, including, without limitation, the transfer of the Collateral to Secured Party's name or that of Secured Party's nominee or any purchaser at a foreclosure sale.

6.6 Debtor shall reimburse Secured Party for all costs and expenses, including attorneys' fees, which Secured Party incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

6.7 Debtor shall make timely payment or deposit of all taxes, assessments or contributions required of Debtor. If Debtor fails to make any such payment or deposit or furnish proof of such payment immediately upon Secured Party's request, Secured Party may, in its sole discretion and without notice to Debtor:

6.7.1 Make payment of the same or any part thereof; or

6.7.2 Set up such reserves against the Obligations as Secured Party deems necessary to satisfy the liability therefore, or both.

6.7.3 Secured Party may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Secured Party shall constitute neither:

6.7.3.1 An agreement by Secured Party to make similar payments in the future; nor

6.7.3.2 A waiver by Secured Party of any default under the Financing Documents. Secured Party need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

6.8 Debtor shall maintain or cause to be maintained at all times, with financially sound and reputable insurers, casualty insurance with respect to inventory and other assets, and, with respect to its properties and business, insurance against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Secured Party will not be deemed a co-insurer under applicable insurance laws, regulations, and policies. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Secured Party and shall provide for thirty (30) days' prior written notice to Secured Party of cancellation or reduction of coverage. Debtor hereby irrevocably authorizes Secured Party and any designee of Secured Party to obtain at debtor's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Debtor shall deliver to Secured Party evidence of such insurance and a Secured Party's loss payable endorsement naming Secured Party as loss payee as to all existing and future insurance policies relating to Debtor's assets. Without limiting the foregoing, the Debtor will:

6.8.1 Keep all of its physical property, including inventory and other assets, insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property;

6.9 Debtor shall not create, incur, assume or permit to exist any lien upon or with respect to the Pre-Ordered Goods, except the lien of Secured Party. At the request of Debtor, Secured Party shall enter into a subordination agreement in form reasonably acceptable to Secured Party with respect to any Pre-Ordered Goods that are Equipment, so long as Debtor is not in default hereunder at the time of such request.

7. **EVENTS OF DEFAULT**. Each of the following events or conditions shall also constitute an "Event of Default":

7.1 Debtor defaults in the performance of any Obligations due hereunder;

7.2 Debtor defaults under the Take-Out Agreement, or any loan document between Debtor and Debtor's Senior Lender benefiting Secured Party on account of Debtor, or related to the Take-Out Agreement or the Financed Transaction;

7.3 Any Guarantor defaults in the performance of its obligations to Secured Party or notifies Secured Party of its intention to rescind, modify, terminate or revoke the Guaranty with respect to future transactions, or the Guaranty ceases to be in full force and effect for any reason whatever;

7.4 A Confirmed Purchase Order is cancelled, revoked, excused, or otherwise inapplicable, or Buyer refuses delivery of Pre-Ordered Goods, such that Buyer is no longer obligated to purchase the Pre-Ordered Goods.

7.5 An event of default under any Takeout Agreement is declared against either Debtor or Debtor's Senior Lender.

7.6 An adverse change occurs with respect to the financial condition or operations of Debtor which results in a material impairment of the prospect of repayment of the Obligations; and

7.7 An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any

bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor.

8. **REMEDIES**. Upon the occurrence of any Event of Default, all Obligations shall accrue interest at the Default Rate, and in addition to any other remedies available to Secured Party under the Financing Documents, at law, in equity or otherwise, Secured Party may:

8.1 Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Debtor; and

8.2 Debtor shall immediately provide Secured Party with cash collateral in the amount of any undrawn face amount of any Letter of Credit.

8.3 Secured Party may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Agreement, at law, in equity, or otherwise.

8.4 DEBTOR WAIVES ANY REQUIREMENT THAT SECURED PARTY INFORM DEBTOR BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF DEBTOR'S OBLIGATIONS HEREUNDER. FURTHER, SECURED PARTY'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY SECURED PARTY OF ITS CLAIM THERETO.

9. **ATTORNEYS' FEES**. Debtor agrees to reimburse Secured Party on demand for:

9.1 The actual amount of all costs and expenses, including attorneys' fees, which Secured Party has incurred or may incur in:

9.1.1 Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; and

9.1.2 Protecting, preserving or enforcing any lien, security interest or other right granted by Debtor to Secured Party or arising under applicable law, whether or not suit is brought;

9.2 The actual costs, including photocopying, travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Debtor is a party; and

9.3 The actual amount of all costs and expenses, including attorneys' fees, which Secured Party may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Debtor, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Debtor's plan thereunder; or

10. **ENTIRE AGREEMENT**. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Secured Party or any third party to induce Debtor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

11. **MISCELLANEOUS**.

11.1 **Notices**.

11.1.1 All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

DEBTOR

Address:	American Scientific Resources, Inc d.b.a. Kidz-Med
	1112 Weston Road, Unit 278
	Weston, FL 33326
Attention:	Christopher F. Tirotta, MD.

SECURED PARTY

Hartsko Financial Funding, LLC
214-18 41st Ave., Suite 301
Bayside, NY 11361
Attention: Richard Eitelberg, President

11.2 **Survival**. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

11.3 **Amendment and Waiver**. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

11.4 **No Waiver**. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Secured Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Secured Party of any breach or default by Debtor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Secured Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Secured Party would otherwise have. Any waiver, permit, consent or approval by Secured Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

11.5 **Choice of Law**. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

11.6 **Waiver of Statute of Limitations**. Debtor waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Debtor may now or in the future have any claim against Secured Party, arising out of this agreement or the transaction contemplated herein whether in contract or tort or otherwise, Debtor must assert such claim within one year of it accruing. Failure to assert such claim within one year shall constitute of waiver thereof. Debtor agrees that such period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.

11.7 **Venue**. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Secured Party so elects, be instituted in the United States District Court for the Chosen State or any court of said state located in the Chosen State (the "Acceptable Forums"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Chosen State or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Debtor waives any right to oppose any motion or application made by Secured Party as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

11.8 WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL AND, TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.9 **COUNTERPARTS**. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DEBTOR:

American Scientific Resources, Inc. d.b.a. Kidz-Med, A Nevada Corporation

By: ______________________

Name: Christopher F. Tirotta, MD, MBA

Title: CEO Chairman

SECURED PARTY:

Hartsko Financial Funding, LLC, an Illinois Limited Liability Company

By: ______________________
Richard Eitelberg, President